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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 2002 relating to the financial statements of eBay Inc., which appears in eBay Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.



PRICEWATERHOUSECOOPERS LLP

October 3, 2002
San Jose, California